EX-32.1 4 exhibit321.htm EXHIBIT 32.1

Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Cannabis Science, Inc. (the “Company”) on Form 10-K/A for the fiscal year ended December 31, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Dr. Robert Melamede, Chief Executive Officer of the Company certify, pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  August 17, 2012

/s/ Dr. Robert Melamede
Dr. Robert Melamede
President and Chief Executive Officer